SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                             ------------------------

                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE


                    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


         Date of Report (Date of earliest event reported): July 1, 1997


                        MERCANTILE BANCORPORATION INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)




                Missouri                  1-11792         43-0951744
         ------------------------      ------------   -------------------
         (State of Incorporation)      (Commission       (IRS Employer
                                       File Number)   Identification No.)





                  P.O. Box 524, St. Louis, Missouri              63166-0524
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         (Address of principal executive offices)                (Zip Code)



                                  (314) 425-2525
                  ----------------------------------------------------
                  (Registrant's telephone number, including area code)





                     INFORMATION TO BE INCLUDED IN THE REPORT

         ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

                   At its annual meeting of shareholders held on June 20, 1997, the shareholders of Roosevelt Financial Group, Inc. ("RFG") voted upon and approved and adopted an Agreement and Plan of Reor-ganization, dated December 22, 1996, between Mercantile Bancorpo-ration Inc. ("MBI") and RFG (the "Merger Agreement"). Pursuant to the Merger Agreement, RFG was merged (the "Merger") with and into Ameribanc Inc., a wholly owned subsidiary of MBI ("Merger Sub"). Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of RFG ("RFG Common Stock"), other than shares held by RFG, MBI or any of their respective wholly owned subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, all of which were can-celled in the Merger, and other than shares held by shareholders of RFG who exercised their dissenters' rights under the Delaware General Corporation Law, was converted into the right to receive either $22 in cash or 0.4211 shares of common stock, par value $0.01 per share, of MBI ("MBI Common Stock"), subject to the elec-tion and allocation procedures set forth in the Merger Agreement, with cash distributed in lieu of fractional shares. An aggregate of 13,042,110 shares of MBI Common Stock will be issued in the Merger to former shareholders of RFG, inclusive of shares issuable upon exercise of options to purchase shares of MBI Common Stock into which outstanding options to purchase RFG Common Stock were converted in the Merger. Due to an oversubscription for the available shares of MBI Common Stock and as a result of the al-location process set forth in the Merger Agreement RFG sharehold-ers who made a valid stock election will receive approximately 68% stock and 32% cash, which is equivalent to a distribution of .2852 shares of MBI Common Stock and $7.10 in cash for each share of RFG Common Stock held. A copy of the press release issued by MBI an-nouncing the closing of the Merger is attached hereto as Exhibit 99.1.

                   MBI's Registration Statement on Form S-4 (File No. 333-27431)(the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on May 21, 1997, sets forth certain information regarding the Merger, MBI and RFG, including, without limitation, the effective time and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by MBI therefor, the method used for determining the amount of such consideration, the nature of any material relationships between RFG and MBI or any of its affiliates, any officer or director of MBI, or any associate of any such officer or director, the nature of RFG's business and MBI's intended use of the assets acquired in the Merger.


         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

                        (a)  Financial Statements of Business Acquired





                        The following financial statements of RFG and its subsidiaries are incorporated herein by reference to RFG's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996:

                        Independent Auditors' Report

                        Consolidated Balance Sheet -- December 31, 1996 and
                        1995

                        Consolidated Statement of Income -- Three Years Ended December 31, 1996, 1995 and 1994

                        Consolidated Statement of Cash Flows -- Three Years Ended December 31, 1996, 1995 and 1994

                        Notes to Consolidated Financial Statements

                        The following financial statements of RFG and its subsidiaries are incorporated herein by reference to RFG's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1997:

                        Condensed Consolidated Balance Sheet -- March 31, 1997 and 1996 and December 31, 1996

                        Condensed Consolidated Statement of Income -- Three Months Ended March 31, 1997 and 1996

                        Condensed Consolidated Statement of Cash Flows -- Three Months Ended March 31, 1997 and 1996

                        Notes to Condensed Consolidated Financial State-ments

                   (b)  Pro Forma Financial Information

                        The following pro forma combined consolidated fi-nancial statements (unaudited) of the Registrant reflecting the Merger are incorporated by reference to the Registration Statement:

                        Pro Forma Combined Consolidated Balance Sheet-- March 31, 1997 (Unaudited)

                        Pro Forma Combined Consolidated Income Statement-- Three Years Ended December 31, 1996, 1995 and 1994 and Three Months Ended March 31, 1997 and 1996 (Un-audited)

                        Notes to Pro Forma Combined Consolidated Financial Statements (Unaudited)





                   (c)  Exhibits

                        Exhibit No.    Description of Exhibit

                        23             Consent of KPMG Peat Marwick LLP

                        99.1 Press Release dated July 1, 1997 announcing the closing of the Merger






                                    Signatures
                                    ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            MERCANTILE BANCORPORATION INC.
                                            (Registrant)



                                            By:  /s/ Jon W. Bilstrom
                                                 -----------------------
                                                 Name:  Jon W. Bilstrom
                                                 Title:  General Counsel
                                                         and Secretary




         Dated: July 14, 1997





                                    EXHIBIT INDEX


         Exhibit No.         Description of Exhibit

         23                  Consent of KPMG Peat Marwick LLP

         99.1 Press Release dated July 1, 1997 announcing the closing of the merger